UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    July 29, 2013

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 480-8300

                        Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) As previously reported, on July 3, 2013, Paul Ryan notified the board of directors of Acacia Research Corporation (the “Company”) of his intent to resign as Chief Executive Officer and as a director, effective July 31, 2013, and the board of directors of the Company appointed Matthew Vella, President of the Company, to serve as Chief Executive Officer and to fill the vacancy on the board created by Mr. Ryan’s resignation, each effective August 1, 2013.

On July 29, 2013, the compensation committee (the “Committee”) of the board of directors of the Company approved a severance package for Mr. Ryan consisting of: (a) a lump sum severance payment of $826,875, representing 18 months of Mr. Ryan’s annual base salary; (b) the acceleration of vesting of 80,001 shares of restricted stock held by Mr. Ryan; and (c) payment of Mr. Ryan’s COBRA benefits for 18 months (collectively, the “Severance Package”). The Severance Package will become effective upon the date of Mr. Ryan’s resignation.

On July 29, 2013, the Committee also approved an increase of the annual base salary payable to Mr. Vella to $551,250, effective August 1, 2013, the date of commencement of Mr. Vella’s service as Chief Executive Officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA RESEARCH CORPORATION

Date: July 31, 2013	By:	/s/ Clayton Haynes
Clayton Haynes
Chief Financial Officer

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